UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2026

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, 7th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

WW International, Inc. (the “Company”) held its 2026 annual meeting of shareholders on June 12, 2026. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as directors for a one-year term expiring at the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”) and until their successors have been duly elected and qualified or their earlier death, resignation or removal; (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026; and (3) approved, on an advisory basis, the Company’s named executive officer compensation. Set forth below are the voting results for these proposals.

1.	Election of all six directors for a one-year term expiring at the 2027 Annual Meeting and until their successors have been duly elected and qualified or their earlier death, resignation or removal:

Nominee Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eugene I. Davis	3,977,702	130,949	97,638	2,157,325
Lisa Gavales	4,071,724	37,182	97,383	2,157,325
Sue Gove	4,071,725	37,179	97,385	2,157,325
J. Carney Hawks	4,046,430	62,209	97,650	2,157,325
Nikolaj Sjoqvist	4,051,883	56,749	97,657	2,157,325
Heather Thiltgen	4,072,589	36,309	97,391	2,157,325

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,209,431	33,078	121,105	N/A

3.	Advisory vote to approve the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,902,267	205,280	98,742	2,157,325

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: June 15, 2026	By:	/s/ Felicia DellaFortuna
	Name:	Felicia DellaFortuna
	Title:	Chief Financial Officer

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